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                                                                     Exhibit 3.2

                             CAPITAL LEASE FUNDING, INC.
                        ARTICLES OF AMENDMENT AND RESTATEMENT

     FIRST: Capital Lease Funding, a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

     SECOND: The following provisions are all the provision of the charter currently in effect and as hereinafter amended:

                                     ARTICLE I
                                    INCORPORATOR

     The undersigned, Sharon A. Kroupa, whose address is c/o Ballard Spahr Andrews and Ingersoll, LLP, 300 East Lombard Street, Baltimore, Maryland 21202, being at least 18 years of age, on March 6, 1998 formed a corporation under the general laws of the State of Maryland.

                                     ARTICLE II
                                        NAME

     The name of the corporation (the "Corporation") is:

                             Capital Lease Funding, Inc.

                                    ARTICLE III
                                      PURPOSE

     The purposes for which the Corporation is formed are to engage in any lawful act or activity including, without limitation or obligation, the continuation of business heretofore conducted by Capital Lease Funding, L.P., a Delaware limited partnership being or to be merged with or contributed to this Corporation (the "Predecessor Partnership").



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                                     ARTICLE IV
                    PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

     The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, the post address of which is 32 South Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

                                     ARTICLE V
                         PROVISIONS FOR DEFINING, LIMITING
                        AND REGULATING CERTAIN POWERS OF THE
                 CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

     Section 5.1 NUMBER AND CLASSIFICATION OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be two, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who shall serve until their successors are duty elected and qualify are:

                              William R. Pollert
                              Scott A. Shay

     The directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors in the manner provided in the Bylaws.

     At any meeting of stockholders, the directors (other than any director elected solely by holders of one or more classes or series of Preferred Stock) may be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the next succeeding annual meeting of stockholders, another class to hold office initially for a term expiring at the second succeeding annual meeting of stockholders, and another class to hold office initially for a term expiring at the third succeeding annual meeting of stockholders, with the members of each class to hold office until their successors are duly elected and qualified. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified.

     Section 5.2    EXTRAORDINARY ACTIONS.  Except as specifically provided in
Section 5.7 (relating to removal of directors) and Section 7.1, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of


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the holders of shares entitled to cast a greater number of votes, any such action, including without limitation, any merger, consolidation, share exchange, transfer of assets, or dissolution of the Corporation, shall be effective and valid if such action has been approved or recommended by the Board of Directors and is taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all of the votes entitled to be cast on the matter.

     Section 5.3 AUTHORIZATION BY BOARD OF STOCK ISSUANCE. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

     Section 5.4 PREEMPTIVE RIGHTS. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4, or as may otherwise be provided by contract, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

     Section 5.5 INDEMNIFICATION. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director, officer or general partner of the Corporation or the Predecessor Partnership or (b) any individual who, while a director or general partner of the Corporation or the Predecessor Partnership and at the request of the Corporation or the Predecessor Partnership, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director, officer or general partner of the Corporation or the Predecessor Partnership. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served any other predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or any other predecessor of the Corporation.

     Section 5.6 DETERMINATIONS BY BOARD. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-


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in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.

     Section 5.7 REMOVAL OF DIRECTORS. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two thirds of the votes entitled to be cast generally in the election of directors. If the stockholders of any class or series are entitled separately to elect one or more directors, a director elected by such class or series may not be removed without cause except by the affirmative vote of two-thirds of all of the votes of that class or series. For the purpose of this paragraph, "cause" shall mean with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

                                     ARTICLE VI
                                       STOCK

     Section 6.1 AUTHORIZED SHARES. The Corporation has authority to issue 55,000,000 shares of stock, consisting of 50,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and 5,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"). The authorized but unissued shares of the Common Stock and Preferred Stock of the Corporation will be available for issue from time to time without further action or authorization by the stockholders (except as required by law or by the rules of any stock exchange on which the Corporation's securities may be listed) for such corporate purposes as may be determined by the Board of Directors. The aggregate par value of all authorized shares of stock having par value is $550,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Sections 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.

     Section 6.2 COMMON STOCK. Subject to the provisions of Article VII, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.


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     Section 6.3    PREFERRED STOCK.  The Board of Directors may classify any
unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time in one or more classes or series of stock.

     Section 6.4 CLASSIFIED OR RECLASSIFIED SHARES. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, dividend rights, limitations as to dividends or other distributions, qualifications, terms and conditions of redemption for each class or series, and similar matters; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

     Section 6.5 CHARTER AND BYLAWS. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the Bylaws.

                                     ARTICLE VII
                                      AMENDMENTS

     Section 7.1 CHARTER. The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. An amendment to the Charter must be approved by the board of directors and the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, any amendment to section 5.7 or to this section of the Charter shall be valid only if approved by the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter.

     Section 7.2 BYLAWS. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws, provided that any such action may only be taken by the affirmative vote of no less than two-thirds of all directors at the time. Alternatively, the Bylaws may be adopted, amended or repealed by the affirmative vote of a majority of all the votes cast by holders of shares of stock entitled to vote generally in the election of directors.


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                                    ARTICLE VIII
                              LIMITATION OF LIABILITY

     To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this
Article VIII, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     THIRD:    The amendment to and restatement of the charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

     FOURTH:   The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the Charter.

     FIFTH:    The name and address of the Corporation's current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the Charter.

     SIXTH:    The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the Charter.

     SEVENTH: The total number of shares which the Corporation had authority to issue immediately prior to this amendment and restatement was 1,000 shares, $.01 par value per share, all of one class. The aggregate par value of all shares of stock having par value was $10.00.

     EIGHTH:   The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the Charter is 55,000,000, consisting of 50,000,000 shares of Common Stock, $.01 par value per share, and 5,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $550,000.00.

     NINTH:    The undersigned President acknowledges these Articles of
Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


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     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this _______ day of ___________ 1998.


ATTEST:                                 CAPITAL LEASE FUNDING, INC.



By:                                     By:
   -----------------------------           ----------------------------- (SEAL)
   Paul H. McDowell                        William R. Pollert
   CORPORATE SECRETARY                     PRESIDENT












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